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                                  EXHIBIT 21.1

                                PAXAR CORPORATION
                                  SUBSIDIARIES

Company                                   Jurisdiction of Organization
-------                                   ----------------------------

North Middletown Road                     Netherlands
     Holdings, B.V.

Packaging Systems International,          U.S. Virgin Islands
     Incorporated

North America:
-------------

Paxar Capital Corporation                 New York

Woven Label Holdings, Inc.                New York

Systems Holdings, Inc.                    New York

Paxar Latin America, S.A. de C.V.         Mexico

Europe:
------

Paxar Europe Limited                      England

Collitex S.r.l.                           Italy

Tessitura Italiana Etichette S.r.l.       Italy

Astria S.r.l.                             Italy

Orvac S.r.l.                              Italy

Orvac Sud S.r.l.                          Italy

Paxar Italia S.r.l.                       Italy

Paxar Deutschland, GmbH                   Germany

Paxar Polska Sp.zo.o.                     Poland

Paxar Iberia S.A.                         Spain

Paxar Benelux BVBA                        Belgium

Brian Pulfrey, Ltd.                       England

Asia:
----

Paxar Far East Ltd.                       Hong Kong

Paxar (Singapore) Pte Ltd.                Singapore